Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of our report dated February 24, 2009 relating to the financial statements that appear in RadioShack Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Pricewaterhouse Coopers LLP
________________________
Pricewaterhouse Coopers LLP

Fort Worth, Texas
November 2, 2009